THIRD QUARTER 2021
Supplemental Information

Investor and Media Contact
American Assets Trust, Inc.
Robert F. Barton
Executive Vice President and Chief Financial Officer
858-350-2607

American Assets Trust, Inc.'s Portfolio is concentrated in high-barrier-to-entry markets with favorable supply/demand characteristics

	Office	Retail	Multifamily	Mixed-Use
Market	Square Feet	Square Feet	Units	Square Feet	Suites
San Diego	1,550,673	1,322,012	1,455 (1)	—	—

San Francisco	522,696	35,159	—	—	—

Oahu	—	429,718	—	96,707	369

Monterey	—	673,155	—	—	—

San Antonio	—	588,148	—	—	—

Portland	876,243	44,236	657	—	—

Seattle	934,723	—	—	—	—

Total	3,884,335	3,092,428	2,112	96,707	369

		Square Feet		%	NOI % (2)
Note: Circled areas represent all markets in which American Assets Trust, Inc. currently owns and operates its real estate properties. Size of circle denotes approximation of square feet / units. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.	Office	3.9	million	56%	53%
	Retail	3.1	million	44%	29%
Data is as of September 30, 2021.	Totals	7.0	million
(1) Includes 122 RV spaces.
(2) Percentage of Net Operating Income (NOI) calculated for the three months ended September 30, 2021. Reconciliation of NOI to net income is included in the Glossary of Terms.

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This Supplemental Information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in our markets; our failure to generate sufficient cash flows to service our outstanding indebtedness; defaults on, early terminations of or non-renewal of leases by tenants, including significant tenants; difficulties in identifying properties to acquire and completing acquisitions; difficulties in completing dispositions; our failure to successfully operate acquired properties and operations; our inability to develop or redevelop our properties due to market conditions; fluctuations in interest rates and increased operating costs; risks related to joint venture arrangements; our failure to obtain necessary outside financing; on-going litigation; general economic conditions; financial market fluctuations; risks that affect the general retail, office, multifamily and mixed-use environment; the competitive environment in which we operate; decreased rental rates or increased vacancy rates; conflicts of interests with our officers or directors; lack or insufficient amounts of insurance; environmental uncertainties and risks related to adverse weather conditions and natural disasters; other factors affecting the real estate industry generally; limitations imposed on our business and our ability to satisfy complex rules in order for us to continue to qualify as a REIT for U.S. federal income tax purposes; and changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs. Currently, one of the most significant risk factors, is the potential adverse effect of the current COVID-19 pandemic on our financial condition, results of operations, cash flows and performance or that of, our tenants and guests, the real estate market and the global economy and financial markets. The extent to which COVID-19 impacts us, our tenants and guests will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, refer to our most recent Annual Report on Form 10-K and other risks described in documents subsequently filed by us from time to time with the Securities and Exchange Commission.

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FINANCIAL HIGHLIGHTS

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CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except shares and per share data)	September 30, 2021	December 31, 2020

ASSETS	(unaudited)	(audited)
Real estate, at cost
Operating real estate	$3,386,539	$3,155,280
Construction in progress	117,069	91,047
Held for development	547	547
	3,504,155	3,246,874
Accumulated depreciation	(823,198)	(754,140)
Net real estate	2,680,957	2,492,734
Cash and cash equivalents	171,923	137,333
Restricted cash	1,716	1,716
Accounts receivable, net	7,421	6,938
Deferred rent receivable, net	80,369	72,476
Other assets, net	108,684	106,112
TOTAL ASSETS	$3,051,070	$2,817,309
LIABILITIES AND EQUITY
LIABILITIES:
Secured notes payable, net	$110,955	$110,923
Unsecured notes payable, net	1,537,772	1,196,677
Unsecured line of credit, net	—	99,151
Accounts payable and accrued expenses	88,851	59,262
Security deposits payable	7,996	6,590
Other liabilities and deferred credits, net	86,805	91,300
Total liabilities	1,832,379	1,563,903
Commitments and contingencies
EQUITY:
American Assets Trust, Inc. stockholders' equity
Common stock, $0.01 par value, 490,000,000 shares authorized, 60,472,065 and 60,476,292 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	605	605
Additional paid in capital	1,450,096	1,445,644
Accumulated dividends in excess of net income	(207,910)	(176,560)
Accumulated other comprehensive income	2,248	1,753
Total American Assets Trust, Inc. stockholders' equity	1,245,039	1,271,442
Noncontrolling interests	(26,348)	(18,036)
Total equity	1,218,691	1,253,406
TOTAL LIABILITIES AND EQUITY	$3,051,070	$2,817,309

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CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
REVENUE:
Rental income	$93,804	$80,759	$262,573	$252,059
Other property income	4,482	3,615	11,508	11,167
Total revenue	98,286	84,374	274,081	263,226
EXPENSES:
Rental expenses	23,466	19,208	61,916	58,757
Real estate taxes	9,644	11,491	31,610	31,497
General and administrative	6,827	6,438	20,574	19,937
Depreciation and amortization	30,680	26,914	85,827	80,869
Total operating expenses	70,617	64,051	199,927	191,060
OPERATING INCOME	27,669	20,323	74,154	72,166
Interest expense	(14,722)	(13,302)	(43,589)	(40,105)
Early extinguishment of debt			(4,271)	—
Other (expense) income, net	(52)	(531)	(179)	(261)
NET INCOME	12,895	6,490	26,115	31,800
Net income attributable to restricted shares	(145)	(87)	(417)	(260)
Net income attributable to unitholders in the Operating Partnership	(2,709)	(1,365)	(5,459)	(6,778)
NET INCOME ATTRIBUTABLE TO AMERICAN ASSETS TRUST, INC. STOCKHOLDERS	$10,041	$5,038	$20,239	$24,762

EARNINGS PER COMMON SHARE
Basic income from operations attributable to common stockholders per share	$0.17	$0.08	$0.34	$0.41
Weighted average shares of common stock outstanding - basic	59,990,343	59,825,174	59,986,844	59,757,709
Diluted income from continuing operations attributable to common stockholders per share	$0.17	$0.08	$0.34	$0.41
Weighted average shares of common stock outstanding - diluted	76,171,880	76,118,032	76,168,381	76,115,456

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FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Funds from Operations (FFO) (1)
Net income	$12,895	$6,490	$26,115	$31,800
Depreciation and amortization of real estate assets	30,680	26,914	85,827	80,869
FFO, as defined by NAREIT	43,575	33,404	111,942	112,669
Less: Nonforfeitable dividends on restricted stock awards	(143)	(85)	(412)	(255)
FFO attributable to common stock and common units	$43,432	$33,319	$111,530	$112,414

FFO per diluted share/unit	$0.57	$0.44	$1.46	$1.48

Weighted average number of common shares and common units, diluted (2)	76,173,444	76,118,264	76,169,626	76,117,040

Funds Available for Distribution (FAD) (1)	$30,772	$18,257	$75,254	$47,459

Dividends
Dividends declared and paid	$22,995	$19,116	$65,922	$57,346
Dividends declared and paid per share/unit	$0.30	$0.25	$0.86	$0.75

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FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION (CONTINUED)

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Funds Available for Distribution (FAD) (1)
FFO	$43,575	$33,404	$111,942	$112,669
Adjustments:
Tenant improvements, leasing commissions and maintenance capital expenditures	(9,512)	(13,108)	(30,387)	(48,885)
Net effect of straight-line rents (3)	(3,787)	(4,294)	(10,913)	(14,170)
Amortization of net above (below) market rents (4)	(823)	(887)	(2,351)	(2,789)
Net effect of other lease assets (5)	(600)	1,609	1,189	(3,973)
Amortization of debt issuance costs and debt fair value adjustment	578	367	1,734	1,109
Non-cash compensation expense	1,484	1,251	4,452	3,753
Nonforfeitable dividends on restricted stock awards	(143)	(85)	(412)	(255)
FAD	$30,772	$18,257	$75,254	$47,459

Summary of Capital Expenditures
Tenant improvements and leasing commissions	$3,896	$10,084	$15,996	$33,008
Maintenance capital expenditures	5,616	3,024	14,391	15,877
	$9,512	$13,108	$30,387	$48,885

Notes:
(1)    See Glossary of Terms.
(2)    For the three and nine months ended September 30, 2021 and 2020, the weighted average common shares and common units used to compute FFO per diluted share/unit include operating partnership common units and unvested restricted stock awards that are subject to time vesting. The shares/units used to compute FFO per diluted share/unit include additional shares/units which were excluded from the computation of diluted EPS, as they were anti-dilutive for the periods presented.
(3)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(4)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(5)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, net change in lease receivables, and straight-line rent expense for our leases at the Annex at The Landmark at One Market.

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CORPORATE GUIDANCE

(Amounts in thousands, except share and per share data)

	2021 Guidance Range (1) (2)
Funds from Operations (FFO):
Net income	$35,700	$37,224
Depreciation and amortization of real estate assets	110,425	110,425
FFO, as defined by NAREIT	146,125	147,649
Less: Nonforfeitable dividends on restricted stock awards	(555)	(555)
FFO attributable to common stock and units	$145,570	$147,094
Weighted average number of common shares and units, diluted	76,214,400	76,214,400
FFO per diluted share, updated	$1.91	$1.93

Notes:
(1)    No prior guidance was provided for 2021.
(2)    The company's guidance excludes any impact from future acquisitions, dispositions, equity issuances or repurchases, future debt financings or repayments.

These estimates are forward-looking and reflect management's view of current and future market conditions, including certain assumptions with respect to leasing activity, rental rates, occupancy levels, interest rates and the amount and timing of acquisition and development activities. Our actual results may differ materially from these estimates.

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SAME-STORE NET OPERATING INCOME (NOI)

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2021
	Office	Retail	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$44,853	$24,541	$13,085	$—	$82,479
Non-same store (1)	2,580	—	—	13,227	15,807
Total	47,433	24,541	13,085	13,227	98,286
Real estate expenses
Same-store	12,127	5,745	6,213	—	24,085
Non-same store (1)	889	—	—	8,136	9,025
Total	13,016	5,745	6,213	8,136	33,110
Net Operating Income (NOI)
Same-store	32,726	18,796	6,872	—	58,394
Non-same store (1)	1,691	—	—	5,091	6,782
Total	$34,417	$18,796	$6,872	$5,091	$65,176
Same-store NOI	$32,726	$18,796	$6,872	$—	$58,394
Net effect of straight-line rents (2)	(4,102)	390	85	—	(3,627)
Amortization of net above (below) market rents (3)	(448)	(262)	—	—	(710)
Net effect of other lease assets (4)	371	(740)	22	—	(347)
Tenant improvement reimbursements (5)	25	(1)	—	—	24
Same-store cash NOI (5)	$28,572	$18,183	$6,979	$—	$53,734

Notes:
(1)    Same-store and non-same store classifications are determined based on properties held on September 30, 2021 and 2020. See Glossary of Terms.
(2)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(3)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(4)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, net change in lease receivables, and straight-line rent expense for our leases at the Annex at The Landmark at One Market.
(5)    Tenant improvement reimbursements are excluded from same-store cash NOI to provide a more accurate measure of operating performance.

NOI and same-store cash NOI are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

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SAME-STORE NET OPERATING INCOME (NOI) (CONTINUED)

(Amounts in thousands)	Nine Months Ended September 30, 2021
	Office	Retail	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$133,711	$69,296	$38,376	$—	$241,383
Non-same store (1)	2,756	—	—	29,942	32,698
Total	136,467	69,296	38,376	29,942	274,081
Real estate expenses
Same-store	34,624	19,922	17,197	—	71,743
Non-same store (1)	1,405	—	—	20,378	21,783
Total	36,029	19,922	17,197	20,378	93,526
Net Operating Income (NOI)
Same-store	99,087	49,374	21,179	—	169,640
Non-same store (1)	1,351	—	—	9,564	10,915
Total	$100,438	$49,374	$21,179	$9,564	$180,555
Same-store NOI	$99,087	$49,374	$21,179	$—	$169,640
Net effect of straight-line rents (2)	(12,641)	1,671	(436)	—	(11,406)
Amortization of net above (below) market rents (3)	(1,394)	(788)	—	—	(2,182)
Net effect of other lease assets (4)	669	(213)	(310)	—	146
Tenant improvement reimbursements (5)	(264)	(3)	—	—	(267)
Same-store cash NOI (5)	$85,457	$50,041	$20,433	$—	$155,931

Notes:
(1)    Same-store and non-same store classifications are determined based on properties held on September 30, 2021 and 2020. See Glossary of Terms.
(2)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(3)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(4)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, net change in lease receivables, and straight-line rent expense for our leases at the Annex at The Landmark at One Market.
(5)    Tenant improvement reimbursements are excluded from Same-store Cash NOI to provide a more accurate measure of operating performance.

NOI and same-store cash NOI are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

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SAME-STORE CASH NOI COMPARISON EXCLUDING REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2021	2020	Change	2021	2020	Change
Cash Basis:
Office	$28,572	$27,026	5.7%	$85,457	$80,617	6.0%
Retail	18,183	13,038	39.5	50,041	40,696	23.0
Multifamily	6,979	6,967	0.2	20,433	21,789	(6.2)
Mixed-Use	—	—	—	—	—	—
Same-store Cash NOI (1)(2)	$53,734	$47,031	14.3%	$155,931	$143,102	9.0%

Notes:
(1)    Excluding lease termination fees, for the three and nine months ended September 30, 2021 and 2020, same-store cash NOI would be 16.6% and 9.8%, respectively.
(2)    See Glossary of Terms.

Same-store cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI to net income is included in the Glossary of Terms.

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SAME-STORE CASH NOI COMPARISON WITH REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2021	2020	Change	2021	2020	Change
Cash Basis:
Office	$28,470	$26,948	5.6%	$85,460	$80,240	6.5%
Retail	18,183	13,037	39.5	50,043	40,696	23.0
Multifamily	6,979	6,967	0.2	20,433	21,789	(6.2)
Mixed-Use	—	—	—	—	—	—
Same-store Cash NOI with Redevelopment (1)(2)	$53,632	$46,952	14.2%	$155,936	$142,725	9.3%

Notes:
(1)    Excluding lease termination fees, for the three and nine months ended September 30, 2021 and 2020, same-store cash NOI with redevelopment would be 16.2% and 6.7%, respectively.
(2)    See Glossary of Terms.

Same-store cash NOI with redevelopment is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI with redevelopment to net income is included in the Glossary of Terms.

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CASH NOI BY REGION

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2021
	Office	Retail	Multifamily	Mixed-Use	Total
Cash Basis:
Southern California	13,094	8,657	5,831	—	27,582
Northern California	5,269	2,543	—	—	7,812
Hawaii	—	2,423	—	4,586	7,009
Oregon	5,752	212	1,148	—	7,112
Texas	—	4,348	—	—	4,348
Washington	6,103	—	—	—	6,103
Total Cash NOI	$30,218	$18,183	$6,979	$4,586	$59,966

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

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CASH NOI BREAKDOWN

Three Months Ended September 30, 2021

Cash NOI Breakdown

Portfolio Diversification by Geographic Region	Portfolio Diversification by Segment

Oregon
12%
Washington
10%
Hawaii
12%
Texas
7%
Northern
California
13%
Southern California
46%

Multifamily
12%
Mixed-Use
8%
Office
50%
Retail
30%

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

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PROPERTY REVENUE AND OPERATING EXPENSES

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2021
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Office Portfolio
La Jolla Commons	$7,672	$195	$2,657	$(3,072)	$(42)	$7,410
Torrey Reserve Campus (7)	5,192	46	230	(1,552)	(143)	3,773
Torrey Point	1,303	79	—	(297)	(396)	689
Solana Crossing	1,959	11	48	(609)	(178)	1,231
The Landmark at One Market	9,609	120	49	(2,259)	(2,248)	5,271
One Beach Street	—	137	—	(140)	1	(2)
First & Main	2,699	171	678	(958)	11	2,601
Lloyd Portfolio (7)	4,116	369	190	(1,295)	(129)	3,251
City Center Bellevue	5,850	380	162	(1,518)	(549)	4,325
Eastgate Office Park (8)	1,662	35	605	(549)	(115)	1,638
Corporate Campus East III (9)	205	12	78	(75)	(80)	140
Subtotal Office Portfolio	$40,267	$1,555	$4,697	$(12,324)	$(3,868)	$30,327
Retail Portfolio
Carmel Country Plaza	$870	$21	$202	$(215)	$(24)	$854
Carmel Mountain Plaza	4,509	119	501	(869)	(576)	3,684
South Bay Marketplace	565	16	183	(188)	(13)	563
Gateway Marketplace	642	—	219	(239)	(1)	621
Lomas Santa Fe Plaza	1,437	13	320	(408)	21	1,383
Solana Beach Towne Centre	1,654	95	438	(543)	(92)	1,552
Del Monte Center	2,279	420	784	(1,255)	22	2,250
Geary Marketplace	302	—	143	(139)	(13)	293
The Shops at Kalakaua	250	56	25	(80)	(166)	85
Waikele Center	3,060	144	962	(1,579)	(249)	2,338
Alamo Quarry Market	3,355	194	1,182	(140)	(243)	4,348
Hassalo on Eighth - Retail	229	26	42	(90)	5	212
Subtotal Retail Portfolio	$19,152	$1,104	$5,001	$(5,745)	$(1,329)	$18,183

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PROPERTY REVENUE AND OPERATING EXPENSES (CONTINUED)

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2021
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Multifamily Portfolio
Loma Palisades	$3,717	$247	$—	$(1,426)	$2	$2,540
Imperial Beach Gardens	975	69	—	(372)	(14)	658
Mariner's Point	504	29	—	(166)	7	374
Santa Fe Park RV Resort	501	42	—	(278)	—	265
Pacific Ridge Apartments	4,136	133	—	(2,287)	12	1,994
Hassalo on Eighth - Multifamily	2,721	395	—	(1,684)	(284)	1,148
Subtotal Multifamily Portfolio	$12,554	$915	$—	$(6,213)	$(277)	$6,979
Mixed-Use Portfolio
Waikiki Beach Walk - Retail	$2,242	$1,431	$748	$(1,413)	$(877)	$2,131
Waikiki Beach Walk - Embassy Suites™	8,162	1,014	—	(6,723)	2	2,455
Subtotal Mixed-Use Portfolio	$10,404	$2,445	$748	$(8,136)	$(875)	$4,586
Subtotal Development Properties	$—	$22	$—	$(127)	$(4)	$(109)
Total	$82,377	$6,041	$10,446	$(32,545)	$(6,353)	$59,966
Cash NOI is a non-GAAP supplemental earnings measure which the company considers meaningful in measuring its operating performance. A reconciliation of total cash NOI to net income is included in the Glossary of Terms.
Notes:
(1)    Base rent for our office and retail portfolio and the retail portion of our mixed-use portfolio represents base rent for the three months ended September 30, 2021 (before deferrals, abatements, and tenant improvement reimbursements) and excludes the impact of straight-line rent and above (below) market rent adjustments. Total abatements for our office and retail portfolio were approximately $3.6 million and $0.4 million, respectively, for the three months ended September 30, 2021. Total abatements for our mixed-use portfolio were approximately $0.7 million for the three months ended September 30, 2021. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Multifamily portfolio base rent represents base rent (including parking, before abatements) less vacancy allowance and employee rent credits and includes additional rents (additional rents include insufficient notice penalties, month-to-month charges and pet rent). There were $0.3 million of abatements for our multifamily portfolio for the three months ended September 30, 2021. For Waikiki Beach Walk - Embassy SuitesTM, base rent is equal to the actual room revenue for the three months ended September 30, 2021. Total tenant improvement reimbursements for our office portfolio, retail portfolio or the retail portion of our mixed-use portfolio were immaterial for the three months ended September 30, 2021.
(2)    Represents additional property-related income for the three months ended September 30, 2021, which includes: (i) percentage rent, (ii) other rent (such as storage rent, license fees and association fees) and (iii) other property income (such as late fees, default fees, lease termination fees, parking revenue, the reimbursement of general excise taxes, laundry income and food and beverage sales).
(3)    Represents billed tenant expense reimbursements for the three months ended September 30, 2021.
(4)    Represents property operating expenses for the three months ended September 30, 2021. Property operating expenses includes all rental expenses, except non cash rent expense.
(5)    Represents various rental adjustments related to base rent (deferrals, abatements, tenant improvement reimbursements, and net change in lease receivables).
(6)    See Glossary of Terms.
(7)    Base rent shown includes amounts related to American Assets Trust, L.P.'s corporate leases at Torrey Point and Lloyd Portfolio. This intercompany rent is eliminated in the consolidated statement of operations. The base rent and abatements were both $345 for the three months ended September 30, 2021.
(8)    Eastgate Office Park was acquired by us on July 7, 2021.
(9)    Corporate Campus East III was acquired by us on September 10, 2021.

Third Quarter 2021 Supplemental Information	Page

SEGMENT CAPITAL EXPENDITURES

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2021
Segment	Tenant Improvements and Leasing Commissions	Maintenance Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Maintenance Capital Expenditures	Redevelopment and Expansions	New Development	Total Capital Expenditures
Office Portfolio	$2,967	$2,485	$5,452	$6,282	$5,867	$17,601
Retail Portfolio	855	458	1,313	4	—	1,317
Multifamily Portfolio	9	2,034	2,043	78	—	2,121
Mixed-Use Portfolio	65	639	704	—	—	704
Total	$3,896	$5,616	$9,512	$6,364	$5,867	$21,743

	Nine Months Ended September 30, 2021
Segment	Tenant Improvements and Leasing Commissions	Maintenance Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Maintenance Capital Expenditures	Redevelopment and Expansions	New Development	Total Capital Expenditures
Office Portfolio	$11,906	$8,281	$20,187	$12,283	$16,001	$48,471
Retail Portfolio	3,808	992	4,800	17	—	4,817
Multifamily Portfolio	9	3,999	4,008	109	—	4,117
Mixed-Use Portfolio	274	1,118	1,392	—	—	1,392
Total	$15,997	$14,390	$30,387	$12,409	$16,001	$58,797

Third Quarter 2021 Supplemental Information	Page

SUMMARY OF OUTSTANDING DEBT

(Unaudited, amounts in thousands)	Amount
	Outstanding at		Annual Debt
Debt	September 30, 2021	Interest Rate	Service (1)	Maturity Date
City Center Bellevue (2)	111,000	3.98%	4,479	November 1, 2022
Secured Notes Payable / Weighted Average (3)	$111,000	3.98%	$4,479

Term Loan A (4)	$100,000	1.28%	$100,501	January 9, 2022
Term Loan B (5)	100,000	2.65%	2,649	March 1, 2023
Term Loan C (6)	50,000	2.64%	1,321	March 1, 2023
Series F Notes (7)	100,000	3.85%	3,780	July 19, 2024
Series B Notes	100,000	4.45%	4,450	February 2, 2025
Series C Notes	100,000	4.50%	4,500	April 1, 2025
Series D Notes (8)	250,000	3.87%	10,725	March 1, 2027
Series E Notes (9)	100,000	4.18%	4,240	May 23, 2029
Series G Notes (10)	150,000	3.88%	5,865	July 30, 2030
3.375% Senior Unsecured Notes (11)	500,000	3.38%	16,875	February 1, 2031
Unsecured Notes Payable / Weighted Average (12)	$1,550,000	3.52%	$154,906

Notes:
(1)    Includes interest and principal payments due over the next twelve months.
(2)    Interest only.
(3)    The Secured Notes Payable total does not include debt issuance costs, net of $0.05 million.
(4)    Term Loan A had an initial stated maturity of January 9, 2021, subject to our option to extend Term Loan A up to three times, with each such extension for a one-year period. In October 2020, we exercised our first option to extend the maturity date of Term Loan A from January 9, 2021 to January 9, 2022. Term Loan A accrues interest at a variable rate, subject to adjustments based on our consolidated leverage ratio.
(5)    Term Loan B matures on March 1, 2023. Term Loan B accrues interest at a variable rate, which we fixed as part of an interest rate swap for an all-in interest rate of 2.65%, subject to adjustments based on our consolidated leverage ratio.
(6)    Term Loan C matures on March 1, 2023. Term Loan C accrues interest at a variable rate, which we fixed as part of an interest rate swap for an all-in interest rate of 2.64%, subject to adjustments based on our consolidated leverage ratio.
(7)    $100 million of 3.78% Senior Guaranteed Notes, Series F, due July 19, 2024. Net of the settlement of the treasury lock contract, the effective interest rate for the Series F Notes is approximately 3.85%, through maturity.
(8)    $250 million of 4.29% Senior Guaranteed Notes, Series D, due March 1, 2027. Net of the settlement of the forward-starting interest rate swap, the effective interest rate for the Series D Notes is approximately 3.87% per annum, through maturity.
(9)    $100 million of 4.24% Senior Guaranteed Notes, Series E, due May 23, 2029. Net of the settlement of the treasury lock contract, the effective interest rate for the Series E Notes is approximately 4.18%, through maturity.
(10)    $150 million of 3.91% Senior Guaranteed Notes, Series G, due July 30, 2030. Net of the settlement of the treasury lock contract, the effective interest rate for the Series G Notes is approximately 3.88% through maturity.
(11)    $500 million of 3.375% Senior Unsecured Notes due February 1, 2031. Net of debt issuance discount, the effective interest rate for the 3.375% Notes is approximately 3.502% through maturity.
(12)    The Unsecured Notes Payable total does not include debt issuance costs and discounts, net of $12.2 million.
(13)    The unsecured revolving line of credit (the "Revolver Loan") has a capacity of $350 million plus an accordion feature that may allow us to increase the availability thereunder up to an additional $250 million, subject to meeting specified requirements and obtaining additional commitments from lenders. The Revolver Loan matures on January 9, 2022, subject to our option to extend the Revolver Loan up to two times, with each such extension for a six-month period. The Revolver Loan currently accrues interest at LIBOR, plus a spread which ranges from 1.05%-1.50%, based on our consolidated leverage ratio. The Revolver Loan total does not include debt issuance costs, net of $0.5 million.

Third Quarter 2021 Supplemental Information	Page

MARKET CAPITALIZATION

(Unaudited, amounts in thousands, except per share data)

Market data	September 30, 2021
Common shares outstanding	60,472
Common units outstanding	16,181
Common shares and common units outstanding	76,653
Market price per common share	$37.42
Equity market capitalization	$2,868,355
Total debt	$1,661,000
Total market capitalization	$4,529,355
Less: Cash on hand	$(171,923)
Total enterprise value	$4,357,432
Total unencumbered assets, gross	$3,583,313

Total debt/Total capitalization			36.7%
Total debt/Total enterprise value			38.1%
Net debt/Total enterprise value (1)			34.2%
Total unencumbered assets, gross/Unsecured debt			231.2%

	Quarter Annualized		Trailing 12 Months
Total debt/Adjusted EBITDA (2)(3)	7.1	x	8.1	x
Net debt/Adjusted EBITDA (1)(2)(3)	6.4	x	7.3	x
Interest coverage ratio (4)	3.9	x	3.6	x
Fixed charge coverage ratio (4)	3.9	x	3.6	x

Debt Maturity Schedule
as of September 30, 2021
Principal Repayment (in millions)
$600
$400
$200
$0
$100
$111
$150
$100
$200
$250
$100
$150
$500
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
Secured Debt
Unsecured Debt

Weighted Average Fixed Interest Rate	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031
	—%	2.7%	2.6%	3.8%	4.5%	—%	3.9%	—%	4.2%	3.9%	3.4%

Total Weighed Average Fixed Interest Rate:	3.55%
Weighted Average Term to Maturity:	5.7

Credit Ratings
Rating Agency	Rating	Outlook
Fitch	BBB	Stable
Moody's	Baa3	Stable
Standard & Poors	BBB-	Stable
Notes:
(1)    Net debt is equal to total debt less cash on hand.
(2)    See Glossary of Terms for discussion of EBITDA and Adjusted EBITDA.
(3)    As used here, Adjusted EBITDA represents the actual for the three months ended September 30, 2021, annualized.
(4)    Calculated as Adjusted EBITDA divided by interest on borrowed funds, including capitalized interest and excluding debt fair value adjustments and loan fee amortization.

Third Quarter 2021 Supplemental Information	Page

SUMMARY OF DEVELOPMENT OPPORTUNITIES

Our portfolio has numerous potential opportunities to create future shareholder value. These opportunities could be subject to government approvals, lender consents, tenant consents, market conditions, availability of debt and/or equity financing, etc. Many of these opportunities are in their preliminary stages and may not ultimately come to fruition. This schedule will update as we modify various assumptions and markets conditions change. Square footages and units set forth below are estimates only and ultimately may differ materially from actual square footages and units.

Development Projects

								Project Costs (in thousands) (3)
		Start Date	Completion Date	Estimated Stabilized Yield (1)	Rentable Square Feet	Percent Leased	Estimated Stabilization Date (2)	Cost Incurred to Date	Total Estimated Investment

Property	Location
Office Property:
La Jolla Commons	University Town Center, San Diego, CA	April 2021	September 2023	6.5% - 7.5%	213,000	—%	2024	$45,756	$175,000

One Beach Street	San Francisco, CA	February 2021	August 2022	TBD	102,000	—%	2023	$9,089	$42,800

Development/Redevelopment Pipeline
Property	Property Type	Location	Estimated Rentable Square Feet	Multifamily Units	Opportunity
Waikele Center	Retail	Honolulu, HI	90,000	N/A	Development of 90,000 square feet retail building (former KMart Space)
Lomas Santa Fe Plaza	Retail	Solana Beach, CA	45,000	N/A	Development of 45,000 square feet retail building
Lloyd Portfolio - multiple phases (4)	Mixed Use	Portland, OR
Phase 2A - Oregon Square			33,000	N/A	Remodel and repurpose a 33,000 square feet office building into flexible creative office space

Phase 2B - Oregon Square			385,000	N/A	Development of build-to-suit office towers

Notes:
(1)    The estimated stabilized yield is calculated based on total estimated project costs, as defined above, when the project has reached stabilized occupancy.
(2)    Based on management's estimation of stabilized occupancy (90%).
(3)    Project costs exclude capitalized interest cost which is calculated in accordance with Accounting Standards Codification 835-20-50-1.
(4)    The Lloyd Portfolio was acquired in 2011, consisting of approximately 600,000 rentable square feet on more than 16 acres located in the Lloyd District of Portland, Oregon. The portion of the property that has been designated for additional development is expected to include a high density, transit oriented, mixed-use urban village, with the potential to be in excess of approximately three million square feet. The entitlement for such development opportunity allows a 12:1 Floor Area Ratio with a 250 foot height limit and provides for retail, office and/or multifamily development.  Additional development plans are in the early stages and will continue to progress as demand and economic conditions allow.

Third Quarter 2021 Supplemental Information	Page

PORTFOLIO DATA

Third Quarter 2021 Supplemental Information	Page

PROPERTY REPORT

As of September 30, 2021				Office and Retail Portfolios
				Net			Annualized
			Number	Rentable			Base Rent per
		Year Built/	of	Square	Percentage	Annualized	Square
Property	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Foot (4)	Retail Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Office Properties
La Jolla Commons	San Diego, CA	2008/2014	2	724,186	97.1%	$41,061,620	$58.39
Torrey Reserve Campus	San Diego, CA	1996-2000/2014-2016	14	521,678	78.4%	20,784,542	50.82
Torrey Point	San Diego, CA	2017	2	92,195	94.6	5,215,014	59.79
Solana Crossing	Solana Beach, CA	1982/2005	4	212,614	82.9	8,006,994	45.43
The Landmark at One Market (7)	San Francisco, CA	1917/2000	1	422,426	100.0	38,435,965	90.99
One Beach Street	San Francisco, CA	1924/1972/1987/1992	1	100,270	—	—	—
First & Main	Portland, OR	2010	1	360,314	93.0	10,841,898	32.35
Lloyd Portfolio	Portland, OR	1940-2015	3	515,929	98.8	16,484,760	32.34
City Center Bellevue	Bellevue, WA	1987	1	497,666	92.4	23,429,647	50.95
Eastgate Office Park	Bellevue, WA	1985	4	279,894	95.5	7,134,003	26.69
Corporate Campus East III	Bellevue, WA	1986	4	157,163	85.9	3,516,703	26.05
Subtotal/Weighted Average Office Portfolio (8)			37	3,884,335	90.2%	$174,911,146	$49.92
Retail Properties
Carmel Country Plaza	San Diego, CA	1991	9	78,098	84.2%	$3,585,414	$54.52		Sharp Healthcare, San Diego County Credit Union
Carmel Mountain Plaza (9)	San Diego, CA	1994/2014	15	528,416	95.0	13,531,336	26.96	At Home Stores	Dick's Sporting Goods
South Bay Marketplace (9)	San Diego, CA	1997	9	132,877	100.0	2,452,787	18.46		Ross Dress for Less, Grocery Outlet
Gateway Marketplace	San Diego, CA	1997/2016	3	127,861	100.0	2,572,513	20.12	Hobby Lobby	Smart & Final, Aldi
Lomas Santa Fe Plaza	Solana Beach, CA	1972/1997	9	208,030	96.4	6,031,064	30.07		Vons, Home Goods
Solana Beach Towne Centre	Solana Beach, CA	1973/2000/2004	12	246,730	94.7	6,147,790	26.31		Dixieline Probuild, Marshalls
Del Monte Center (9)	Monterey, CA	1967/1984/2006	16	673,155	82.3	9,156,750	16.53	Macy's	Century Theatres, Whole Foods Market
Geary Marketplace	Walnut Creek, CA	2012	3	35,159	100.0	1,275,699	36.28		Sprouts Farmer Market, Habit Burger Grill
The Shops at Kalakaua	Honolulu, HI	1971/2006	3	11,671	77.7	672,886	74.20		Hawaii Beachware & Fashion, Diesel U.S.A. Inc.
Waikele Center	Waipahu, HI	1993/2008	9	418,047	100.0	12,226,458	29.25	Lowe's, Safeway	Inspire Church, UFC Gym
Alamo Quarry Market (9)	San Antonio, TX	1997/1999	16	588,148	89.5	13,169,203	25.02	Regal Cinemas	Whole Foods Market, Nordstrom Rack
Hassalo on Eighth	Portland, OR	2015	3	44,236	71.0	949,980	30.25		Providence Health & Services, Sola Salons
Subtotal/Weighted Average Retail Portfolio (8)			107	3,092,428	91.7%	$71,771,880	$25.31
Total/Weighted Average Office and Retail Portfolio (8)			144	6,976,763	90.9%	$246,683,026	$38.90

Third Quarter 2021 Supplemental Information	Page

PROPERTY REPORT (CONTINUED)

As of September 30, 2021
			Number				Average Monthly
		Year Built/	of		Percentage	Annualized	Base Rent per
Property	Location	Renovated	Buildings	Units	Leased (2)	Base Rent (3)	Leased Unit (4)
Loma Palisades	San Diego, CA	1958/2001-2008/2021	80	548	98.9%	$14,635,764	$2,250
Imperial Beach Gardens	Imperial Beach, CA	1959/2008	26	160	97.5	3,989,664	$2,131
Mariner's Point	Imperial Beach, CA	1986	8	88	100.0	2,002,440	$1,896
Santa Fe Park RV Resort (10)	San Diego, CA	1971/2007-2008	1	126	85.7	1,629,444	$1,257
Pacific Ridge Apartments	San Diego, CA	2013	3	533	98.9	19,166,088	$3,030
Hassalo on Eighth - Velomor	Portland, OR	2015	1	177	94.9	3,031,260	$1,504
Hassalo on Eighth - Aster Tower	Portland, OR	2015	1	337	96.4	5,736,348	$1,471
Hassalo on Eighth - Elwood	Portland, OR	2015	1	143	95.1	2,269,248	$1,391
Total/Weighted Average Multifamily Portfolio			121	2,112	97.1%	$52,460,256	$2,132

Mixed-Use Portfolio
			Number	Net Rentable			Annualized Base
		Year Built/	of	Square	Percentage	Annualized	Rent per Leased	Retail
Retail Portion	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Square Foot (4)	Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Waikiki Beach Walk - Retail	Honolulu, HI	2006	3	96,707	86.6%	$5,953,268	$71.09		Yard House, Roy's

			Number				Annualized
		Year Built/	of		Average	Average	Revenue per
Hotel Portion	Location	Renovated	Buildings	Units	Occupancy (11)	Daily Rate (11)	Available Room (11)
Waikiki Beach Walk - Embassy Suites™	Honolulu, HI	2008/2014/2020	2	369	77.9%	$308.72	$240.48
Notes:
(1)    The net rentable square feet for each of our retail properties and the retail portion of our mixed-use property is the sum of (1) the square footages of existing leases, plus (2) for available space, the field-verified square footage. The net rentable square feet for each of our office properties is the sum of (1) the square footages of existing leases, plus (2) for available space, management’s estimate of net rentable square feet based, in part, on past leases. The net rentable square feet included in such office leases is generally determined consistently with the Building Owners and Managers Association, or BOMA, 2010 measurement guidelines. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.
(2)    Percentage leased for each of our retail and office properties and the retail portion of the mixed-use property includes square footage under leases as of September 30, 2021, including leases which may not have commenced as of September 30, 2021. Percentage leased for our multifamily properties includes total units rented as of September 30, 2021.
(3)     Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) under commenced leases for the month ended September 30, 2021 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. The foregoing notwithstanding, the annualized base rent for La Jolla Commons has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $30,665,763 to our estimate of annual triple net operating expenses of $10,395,857 for an estimated annualized base rent on a modified gross lease basis of $41,061,620 for La Jolla Commons.
(4)    Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of September 30, 2021. Annualized base rent per leased unit is calculated by dividing annualized base rent by units under lease as of September 30, 2021. The foregoing notwithstanding, the annualized base rent per leased square foot for La Jolla Commons has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases.   See footnote 3 for further explanation.
(5)    Retail anchor tenants are defined as retail tenants leasing 50,000 square feet or more.
(6)    Other principal retail tenants are defined as the two tenants leasing the most square footage, excluding anchor tenants.
(7)    This property contains 422,426 net rentable square feet consisting of The Landmark at One Market (378,206 net rentable square feet) as well as a separate long-term leasehold interest in approximately 44,220 net rentable square feet of space located in an adjacent six-story leasehold known as the Annex. We currently lease the Annex from an affiliate of the Paramount Group pursuant to a long-term master lease effective through June 30, 2026, which we have the option to extend until 2031 pursuant to one five-year extension option.

Third Quarter 2021 Supplemental Information	Page

PROPERTY REPORT (CONTINUED)

(8)    Lease data for signed but not commenced leases as of September 30, 2021 is in the following table:

	Leased Square Feet		Annualized Base	Pro Forma Annualized
	Under Signed But	Annualized	Rent per	Base Rent per
	Not Commenced Leases (a)	Base Rent (b)	Leased Square Foot (b)	Leased Square Foot (c)
Office Portfolio	21,465	$907,537.8	$42.28	$50.16
Retail Portfolio	59,391	$1,396,245.24	$23.51	$25.43
Total Retail and Office Portfolio	80,856	$2,303,783.04	$28.49	$39.01

(a)    Office portfolio leases signed but not commenced of 13,187 and 8,278 square feet are expected to commence during the fourth quarter of 2021 and the first quarter of 2022, respectively. Retail portfolio leases signed but not commenced of 1,092, 3,320, and 54,979 square feet are expected to commence during the fourth quarter of 2021 and first and second quarters of 2022, respectively.
(b)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for signed but not commenced leases as of September 30, 2021 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage for signed by not commenced leases.
(c)     Pro forma annualized base rent is calculated by dividing annualized base rent for commenced leases and for signed but not commenced leases as of September 30, 2021, by square footage under lease as of September 30, 2021.
(9)    Net rentable square feet at certain of our retail properties includes pad sites leased pursuant to the ground leases in the following table:

Property	Number of Ground Leases	Square Footage Leased Pursuant to Ground Leases (a)	Aggregate Annualized Base Rent
Carmel Mountain Plaza	5	17,607	$805,561
South Bay Marketplace	1	2,824	$76,707
Del Monte Center	1	212,500	$96,000
Alamo Quarry Market	3	20,694	$364,472

(a) For the ground leases above, 16,504 square feet have initial lease expiration during the third quarter of 2022, with one or more five year extension options which have not been exercised as of the third quarter of 2021.
(10)    The Santa Fe Park RV Resort is subject to seasonal variation, with higher rates of occupancy occurring during the summer months. During the 12 months ended September 30, 2021, the highest average monthly occupancy rate for this property was 91%, occurring in August 2021. The number of units at the Santa Fe Park RV Resort includes 122 RV spaces and four apartments.
(11)    Average occupancy represents the percentage of available units that were sold during the three months ended September 30, 2021, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for the three months ended September 30, 2021 by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for the three months ended September 30, 2021 and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

Third Quarter 2021 Supplemental Information	Page

OFFICE LEASING SUMMARY

As of September 30, 2021
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2021	5	100%	9,269	$42.62	$39.32	$30,555	8.4%	13.5%	4.3	$274,672	$29.63
2nd Quarter 2021	13	100%	47,380	$47.16	$43.16	$189,381	9.3%	14.7%	3.6	$336,658	$7.11
1st Quarter 2021	14	100%	65,047	$42.16	$43.16	$(65,120)	(2.3)%	1.3%	4.2	$490,096	$7.53
4th Quarter 2020	7	100%	21,949	$46.36	$44.13	$48,864	5.0%	3.6%	2.5	$—	$0.00
Total 12 months	39	100%	143,645	$44.48	$43.06	$203,680	3.3%	6.8%	3.7	$1,101,426	$7.67

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2021	2	40%	6,451	$38.77	$34.63	$26,723	12.0%	16.5%	5.0	$252,672	$39.17
2nd Quarter 2021	5	38%	14,284	$45.40	$41.88	$50,347	8.4%	11.7%	4.6	$335,246	$23.47
1st Quarter 2021	2	14%	5,333	$50.78	$46.51	$22,800	9.2%	20.9%	5.2	$328,575	$61.61
4th Quarter 2020	—	—%	—	$0.00	$0.00	$—	—%	—%	—	$—	$0.00
Total 12 months	9	23%	26,068	$44.86	$41.03	$99,870	9.3%	15.0%	4.8	$916,493	$35.16

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2021	3	60%	2,818	$51.44	$50.08	$3,832	2.7%	8.1%	2.6	$22,000	$7.81
2nd Quarter 2021	8	62%	33,096	$47.92	$43.72	$139,034	9.6%	15.8%	3.1	$1,412	$0.04
1st Quarter 2021	12	86%	59,714	$41.39	$42.86	$(87,920)	(3.4)%	(0.5)%	4.1	$161,521	$2.70
4th Quarter 2020	7	100%	21,949	$46.36	$44.13	$48,864	5.0%	3.6%	2.5	$—	$0.00
Total 12 months	30	77%	117,577	$44.40	$43.51	$103,810	2.0%	5.2%	3.5	$184,933	$1.57

Total Lease Summary - Comparable and Non-Comparable
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2021	6	13,064	$47.96	3.4	$274,672	$21.03
2nd Quarter 2021	14	47,684	$47.22	3.6	$359,458	$7.54
1st Quarter 2021	14	65,047	$42.16	4.2	$490,096	$7.53
4th Quarter 2020	8	23,082	$46.65	2.5	$36,306	$1.57
Total 12 months	42	148,877	$44.99	3.7	$1,160,532	$7.79
Notes:
(1)    Comparable leases represent those leases signed on spaces for which there was a previous lease.
(2)    Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.
(3)    Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.
(4)    Weighted average is calculated on the basis of square footage.
(5)    Excludes renewals at fixed contractual rates specified in the lease.

Third Quarter 2021 Supplemental Information	Page

RETAIL LEASING SUMMARY

As of September 30, 2021
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2021	23	100%	116,877	$36.77	$37.58	$(94,939)	(2.2)%	6.7%	4.1	$1,563,500	$13.38
2nd Quarter 2021	26	100%	109,875	$47.42	$59.48	$(1,325,297)	(20.3)%	(15.7)%	5.9	$2,097,825	$19.09
1st Quarter 2021	20	100%	46,243	$53.23	$57.74	$(208,641)	(7.8)%	(5.0)%	4.3	$323,509	$7.00
4th Quarter 2020	22	100%	146,791	$31.75	$35.90	$(610,205)	(11.6)%	(6.6)%	2.4	$1,199,330	$8.17
Total 12 months	91	100%	419,786	$39.62	$44.95	$(2,239,082)	(11.9)%	(6.8)%	4.0	$5,184,164	$12.35

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2021	1	4%	7,000	$32.00	$23.78	$57,575	34.6%	74.6%	10.8	$1,505,000	$215.00
2nd Quarter 2021	6	23%	50,869	$42.00	$67.28	$(1,286,156)	(37.6)%	(24.6)%	9.6	$2,050,825	$40.32
1st Quarter 2021	—	—%	—	$0.00	$0.00	$—	—%	—%	—	$—	$0.00
4th Quarter 2020	1	5%	2,856	$30.41	$43.85	$(38,375)	(30.6)%	(20.5)%	10.0	$126,400	$44.26
Total 12 months	8	9%	60,725	$40.30	$61.16	$(1,266,956)	(34.1)%	(20.8)%	9.8	$3,682,225	$60.64

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2021	22	96%	109,877	$37.07	$38.46	$(152,514)	(3.6)%	3.4%	3.7	$58,500	$0.53
2nd Quarter 2021	20	77%	59,006	$52.09	$52.75	$(39,141)	(1.3)%	4.8%	2.7	$47,000	$0.80
1st Quarter 2021	20	100%	46,243	$53.23	$57.74	$(208,641)	(7.8)%	(5.0)%	4.3	$323,509	$7.00
4th Quarter 2020	21	95%	143,935	$31.77	$35.75	$(571,830)	(11.1)%	(6.3)%	2.2	$1,072,930	$7.45
Total 12 months	83	91%	359,061	$39.49	$42.21	$(972,126)	(6.4)%	(2.4)%	3.0	$1,501,939	$4.18

Total Lease Summary - Comparable and Non-Comparable (1)
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2021	30	129,325	$36.80	4.5	$2,442,851	$18.89
2nd Quarter 2021	30	123,835	$45.58	6.2	$3,007,025	$24.28
1st Quarter 2021	25	59,274	$49.75	5.4	$862,436	$14.55
4th Quarter 2020	25	150,988	$31.80	2.5	$1,510,710	$10.01
Total 12 months	110	463,422	$39.17	4.4	$7,823,022	$16.88
Notes:
(1)    Comparable leases represent those leases signed on spaces for which there was a previous lease, including leases signed for the retail portion of our mixed-use property.
(2)    Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.
(3)    Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.
(4)    Weighted average is calculated on the basis of square footage.
(5)    Excludes renewals at fixed contractual rates specified in the lease.

Third Quarter 2021 Supplemental Information	Page

MULTIFAMILY LEASING SUMMARY

As of September 30, 2021
Lease Summary - Loma Palisades
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2021	542	98.9%	$14,635,764	$2,250
2nd Quarter 2021	507	92.5%	$13,282,140	$2,184
1st Quarter 2021	539	98.4%	$14,944,104	$2,309
4th Quarter 2020	522	95.3%	$14,420,472	$2,301

Lease Summary - Imperial Beach Gardens
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2021	156	97.5%	$3,989,664	$2,131
2nd Quarter 2021	152	95.0%	$3,995,520	$2,191
1st Quarter 2021	153	95.6%	$3,794,388	$2,067
4th Quarter 2020	151	94.4%	$3,920,016	$2,163

Lease Summary - Mariner's Point
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2021	88	100.0%	$2,002,440	$1,896
2nd Quarter 2021	87	98.9%	$1,948,644	$1,866
1st Quarter 2021	80	90.9%	$1,923,168	$2,004
4th Quarter 2020	85	96.6%	$1,860,348	$1,824

Lease Summary - Santa Fe Park RV Resort
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2021	108	85.7%	$1,629,444	$1,257
2nd Quarter 2021	107	84.9%	$1,938,312	$1,510
1st Quarter 2021	105	83.3%	$1,299,000	$1,031
4th Quarter 2020	98	77.8%	$1,250,460	$1,063

Lease Summary - Pacific Ridge Apartments
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2021	527	98.9%	$19,166,088	$3,030
2nd Quarter 2021	381	71.5%	$13,299,504	$2,908
1st Quarter 2021	506	94.9%	$18,089,184	$2,980
4th Quarter 2020	496	93.1%	$18,171,132	$3,052

Third Quarter 2021 Supplemental Information	Page

MULTIFAMILY LEASING SUMMARY (CONTINUED)

As of September 30, 2021
Lease Summary - Hassalo on Eighth - Velomor
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2021	168	94.9%	$3,031,260	$1,504
2nd Quarter 2021	165	93.2%	$2,798,640	$1,414
1st Quarter 2021	153	86.4%	$2,840,460	$1,548
4th Quarter 2020	121	68.4%	$2,467,308	$1,698

Lease Summary - Hassalo on Eighth - Aster Tower
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2021	325	96.4%	$5,736,348	$1,471
2nd Quarter 2021	322	95.6%	$5,653,464	$1,462
1st Quarter 2021	295	87.5%	$5,310,636	$1,501
4th Quarter 2020	253	75.1%	$5,109,600	$1,682

Lease Summary - Hassalo on Eighth - Elwood
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2021	136	95.1%	$2,269,248	$1,391
2nd Quarter 2021	134	93.7%	$2,176,164	$1,353
1st Quarter 2021	109	76.2%	$1,937,784	$1,482
4th Quarter 2020	94	65.7%	$1,702,044	$1,510

Total Multifamily Lease Summary
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2021	2,050	97.1%	$52,460,256	$2,132
2nd Quarter 2021	1,855	87.8%	$45,092,388	$2,026
1st Quarter 2021	1,940	91.9%	$50,138,724	$2,153
4th Quarter 2020	1,820	86.2%	$48,901,380	$2,238

Notes:
(1)    Percentage leased for our multifamily properties includes total units rented as of each respective quarter end date.
(2)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) as of each respective quarter end date.
(3)    Annualized base rent per leased unit is calculated by dividing annualized base rent, by units under lease as of each respective quarter end date.

Third Quarter 2021 Supplemental Information	Page

MIXED-USE LEASING SUMMARY

As of September 30, 2021
Lease Summary - Retail Portion
	Number of Leased Square Feet	Percentage leased (1)	Annualized Base Rent (2)	Annualized Base Rent per Leased Square Foot (3)
Quarter
3rd Quarter 2021	83,790	86.6%	$5,953,268	$71
2nd Quarter 2021	86,216	89.2%	$7,395,322	$86
1st Quarter 2021	85,292	88.2%	$8,915,314	$105
4th Quarter 2020	86,300	89.2%	$9,411,407	$109

Lease Summary - Hotel Portion
	Number of Leased Units	Average Occupancy (4)	Average Daily Rate (4)	Annualized Revenue per Available Room (4)
Quarter
3rd Quarter 2021	287	77.9%	$309	$240
2nd Quarter 2021	248	67.2%	$274	$184
1st Quarter 2021	175	47.5%	$208	$99
4th Quarter 2020	173	46.8%	$205	$96
Notes:
(1)    Percentage leased for mixed-use property includes square footage under leases as of September 30, 2021, including leases which may not have commenced as of September 30, 2021.
(2)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for the month ended September 30, 2021 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses.
(3)    Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of September 30, 2021.
(4)    Average occupancy represents the percentage of available units that were sold during the three months ended September 30, 2021, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for each respective quarter period by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for each respective quarter period and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

Third Quarter 2021 Supplemental Information	Page

LEASE EXPIRATIONS

As of September 30, 2021
Assumes no exercise of lease options
	Office				Retail				Mixed-Use (Retail Portion Only)				Total
		% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring	Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	36,867	0.9%	0.5%	$15.24	19,292	0.6%	0.3%	$37.01	5,245	5.4%	0.1%	$29.79	61,404	0.9%	$23.32
2021	59,106	1.5	0.8	$35.93	31,036	1.0	0.4	$21.96	4,318	4.5	0.1	$79.04	94,460	1.3	$33.31
2022	364,027	9.4	5.1	$44.18	306,667	9.9	4.3	$29.56	6,095	6.3	0.1	$106.18	676,789	9.6	$38.11
2023	373,073	9.6	5.3	$52.94	253,641	8.2	3.6	$25.14	6,460	6.7	0.1	$21.26	633,174	9.0	$41.48
2024	257,075	6.6	3.6	$44.31	448,966	14.5	6.3	$28.52	10,416	10.8	0.1	$86.50	716,457	10.1	$35.03
2025	323,481	8.3	4.6	$38.27	226,274	7.3	3.2	$30.08	18,099	18.7	0.3	$87.14	567,854	8.0	$36.56
2026	338,366	8.7	4.8	$41.00	271,477	8.8	3.8	$32.27	4,069	4.2	0.1	$74.44	613,912	8.7	$37.36
2027	310,293	8.0	4.4	$45.52	199,108	6.4	2.8	$29.87	3,617	3.7	0.1	84.77	513,018	7.3	$39.72
2028	171,581	4.4	2.4	$46.57	560,587	18.1	7.9	$15.21	8,820	9.1	0.1	156.81	740,988	10.5	$24.16
2029	817,254	21.0	11.6	$61.05	181,689	5.9	2.6	$19.41	1,055	1.1	—	$190.20	999,998	14.1	$53.62
2030	192,103	4.9	2.7	$33.24	43,630	1.4	0.6	$37.08	—	—	—	—	235,733	3.3	$33.95
Thereafter	240,641	6.2	3.4	$41.38	275,376	8.9	3.9	$25.23	9,382	9.7	0.1	—	525,399	7.4	$32.18
Signed Leases Not Commenced	21,465	0.6	0.3	—	18,797	0.6	0.3	—	6,214	6.4	0.1	—	46,476	0.7	—
Available	379,003	9.8	5.4	—	255,888	8.3	3.6	—	12,917	13.4	0.2	—	647,808	9.2	—
Total (2)	3,884,335	100.0%	54.9%	$42.35	3,092,428	100.0%	43.7%	$23.21	96,707	100.0%	1.4%	$61.56	7,073,470	100.0%	$34.24

Assumes all lease options are exercised
	Office				Retail				Mixed-Use (Retail Portion Only)				Total
		% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring	Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	36,867	0.9%	0.5%	$15.24	19,292	0.6%	0.3%	$37.01	5,245	5.4%	0.1%	$29.79	61,404	0.9%	$23.32
2021	59,106	1.5	0.8	$35.93	31,036	1.0	0.4	$21.96	4,318	4.5	0.1	$79.04	94,460	1.3	$33.31
2022	217,003	5.6	3.1	$35.40	97,655	3.2	1.4	$36.88	6,095	6.3	0.1	$106.18	320,753	4.5	$37.20
2023	123,107	3.2	1.7	$43.93	129,086	4.2	1.8	$28.92	6,110	6.3	0.1	$12.16	258,303	3.7	$35.68
2024	44,070	1.1	0.6	$45.24	208,549	6.7	2.9	$30.75	5,364	5.5	0.1	$179.71	257,983	3.6	$36.32
2025	92,828	2.4	1.3	$43.58	71,894	2.3	1.0	$31.65	6,541	6.8	0.1	$165.13	171,263	2.4	$43.21
2026	42,510	1.1	0.6	$32.07	53,408	1.7	0.8	$37.53	4,069	4.2	0.1	$74.44	99,987	1.4	$36.71
2027	81,224	2.1	1.1	$37.13	161,573	5.2	2.3	$30.18	3,617	3.7	0.1	84.77	246,414	3.5	$33.27
2028	125,989	3.2	1.8	$39.33	135,659	4.4	1.9	$22.42	1,906	2.0	—	209.64	263,554	3.7	$31.86
2029	196,131	5.0	2.8	$43.68	107,063	3.5	1.5	$31.51	6,457	6.7	0.1	$31.08	309,651	4.4	$39.21
2030	243,556	6.3	3.4	$35.26	65,058	2.1	0.9	$34.92	11,558	12.0	0.2	43.00	320,172	4.5	$35.47
Thereafter	2,221,476	57.2	31.4	$52.31	1,737,470	56.2	24.6	$22.32	16,296	16.9	0.2	$60.35	3,975,242	56.2	$39.24
Signed Leases Not Commenced	21,465	0.6	0.3	—	18,797	0.6	0.3	—	6,214	6.4	0.1	—	46,476	0.7	—
Available	379,003	9.8	5.4	—	255,888	8.3	3.6	—	12,917	13.4	0.2	—	647,808	9.2	—
Total (2)	3,884,335	100.0%	54.9%	$42.35	3,092,428	100.0%	43.7%	$23.21	96,707	100.0%	1.4%	$61.56	7,073,470	100.0%	$34.24

Third Quarter 2021 Supplemental Information	Page

LEASE EXPIRATIONS (CONTINUED)

As of September 30, 2021
Notes:
(1)    Annualized base rent per leased square foot is calculated by dividing (i) annualized base rent for leases expiring during the applicable period, by (ii) square footage under such expiring leases. Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended September 30, 2021 for the leases expiring during the applicable period by (ii) 12 months.
(2)    Individual items may not add up to total due to rounding.

Third Quarter 2021 Supplemental Information	Page

PORTFOLIO LEASED STATISTICS

	At September 30, 2021				At September 30, 2020
Type	Size	Leased (1)		Leased %	Size	Leased (1)		Leased %
Overall Portfolio(2) Statistics
Office Properties (square feet)	3,884,335	3,505,332		90.2%	3,443,879	3,230,960		93.8%
Retail Properties (square feet)	3,092,428	2,836,540		91.7%	3,093,650	2,938,594		95.0%
Multifamily Properties (units)	2,112	2,050		97.1%	2,112	1,848		87.5%
Mixed-Use Properties (square feet)	96,707	83,790		86.6%	96,707	84,937		87.8%
Mixed-Use Properties (units)	369	237	(3)	64.3%	369	195	(3)	52.8%

Same-Store(2) Statistics
Office Properties (square feet)(4)	3,347,008	3,103,068		92.7%	3,346,265	3,215,513		96.1%
Retail Properties (square feet)	3,092,428	2,836,540		91.7%	3,093,650	2,938,594		95.0%
Multifamily Properties (units)	2,112	2,050		97.1%	2,112	1,848		87.5%

Notes:
(1)    Leased square feet includes square feet under lease as of each date, including leases which may not have commenced as of that date. Leased units for our multifamily properties include total units rented as of that date.
(2)    See Glossary of Terms.
(3)    Represents average occupancy for the nine months ended September 30, 2021 and 2020.
(4)    The same-store portfolio excludes One Beach Street due to significant redevelopment activity, Eastgate Office Park, which was acquired on July 7, 2021 and Corporate Campus East III, which was acquired on September 10, 2021.

Third Quarter 2021 Supplemental Information	Page

TOP TENANTS - OFFICE

As of September 30, 2021
	Tenant	Property	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Office	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Office	Annualized Base Rent as a Percentage of Total
1	Google LLC	The Landmark at One Market	12/31/2029	253,198	6.5%	3.6%	$24,904,188	14.2%	9.9%
2	LPL Holdings, Inc.	La Jolla Commons	4/30/2029	421,001	10.8	6.0	18,724,794	10.7	7.4
3	Autodesk, Inc. (1)	The Landmark at One Market	12/31/2022 12/31/2023	138,615	3.6	2.0	12,615,795	7.2	5.0
4	Smartsheet, Inc. (2)	City Center Bellevue	12/31/2026 4/30/2029	124,217	3.2	1.8	6,572,101	3.8	2.6
5	VMware, Inc. (3)	City Center Bellevue	11/30/2022 5/31/2025 9/30/2027	109,985	2.8	1.6	5,656,197	3.2	2.2
6	Illumina, Inc.	La Jolla Commons	10/31/2027	73,176	1.9	1.0	4,453,345	2.5	1.8
7	Clearesult Operating, LLC	First & Main	4/30/2025	101,848	2.6	1.4	3,283,536	1.9	1.3
8	State of Oregon: Department of Environmental Quality	Lloyd Portfolio	10/31/2031	87,787	2.3	1.2	2,766,541	1.6	1.1
9	Genentech, Inc.	Lloyd Portfolio	10/31/2026	66,852	1.7	0.9	2,269,545	1.3	0.9
10	Internal Revenue Service	First & Main	8/31/2030	63,648	1.6	0.9	2,200,553	1.3	0.9
	Top 10 Office Tenants Total			1,440,327	37.0%	20.4%	$83,446,595	47.7%	33.1%

Notes:
(1)     For Autodesk, Inc., 45,795 and 92,820 of leased square feet are set to expire on December 31, 2022 and 2023, respectively.
(2)     For Smartsheet, Inc., 73,669 and 50,548 of leased square feet are set to expire on December 31, 2026 and April 30, 2029, respectively.
(3)     For VMWare, Inc., 54,643, 18,240, and 37,102 of leased square feet are set to expire on November 30, 2022, May 31, 2025, and September 30, 2027, respectively.

Third Quarter 2021 Supplemental Information	Page

TOP TENANTS - RETAIL

As of September 30, 2021
	Tenant	Property(ies)	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Retail	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Retail	Annualized Base Rent as a Percentage of Total
1	Lowe's	Waikele Center	5/31/2028	155,000	5.0%	2.2%	$3,720,000	5.2%	1.5%
2	Nordstrom Rack (1)	Alamo Quarry Market, Carmel Mountain Plaza	10/31/2022 9/30/2027	69,047	2.2	1.0	2,189,648	3.1	0.9
3	Sprouts Farmers Market (2)	Solana Beach Towne Centre, Carmel Mountain Plaza, Geary Marketplace	6/30/2024 3/31/2025 9/30/2032	71,431	2.3	1.0	2,121,187	3.0	0.8
4	Marshalls (3)	Solana Beach Towne Centre, Carmel Mountain Plaza	1/31/2025 1/31/2029	68,055	2.2	1.0	1,728,228	2.4	0.7
5	Vons	Lomas Santa Fe Plaza	12/31/2022	49,895	1.6	0.7	1,399,205	1.9	0.6
6	At Home Stores	Carmel Mountain Plaza	7/31/2029	107,870	3.5	1.5	1,384,552	1.9	0.5
7	Old Navy (4)	Southbay Marketplace Alamo Quarry Market Waikele Center	4/30/2023 9/30/2024 7/31/2030	52,936	1.7	0.7	1,250,327	1.7	0.5
8	Regal Cinemas	Alamo Quarry Market	3/31/2028	72,447	2.3	1.0	1,231,599	1.7	0.5
9	Safeway	Waikele Center	1/31/2040	50,050	1.6	0.7	1,201,200	1.7	0.5
10	Michaels (5)	Carmel Mountain Plaza Alamo Quarry Market	1/31/2024 2/29/2028	46,850	1.5	0.7	1,072,635	1.5	0.4
	Top 10 Retail Tenants Total			743,581	23.9%	10.5%	$17,298,581	24.1%	6.9%

Notes:
(1)     For Nordstrom Rack, 39,047 and 30,000 of leased square feet are set to expire on October 31, 2022 (Alamo Quarry Market) and September 30, 2027 (Carmel Mountain Plaza), respectively.
(2)     For Sprouts Farmers Market, 14,986, 30,973 and 25,472 of leased square feet are set to expire on June 30, 2024 (Solana Beach Towne Centre), March 31, 2025 (Carmel Mountain Plaza), and September 30, 2032 (Geary Marketplace), respectively.
(3)    For Marshalls, 39,295 and 28,760 of leased square feet are set to expire on January 31, 2025 (Solana Beach Towne Centre) and 2029 (Carmel Mountain Plaza), respectively.
(4)     For Old Navy, 20,000, 15,021 and 17,915 of leased square feet are set to expire on April 30, 2023 (Southbay Marketplace), October 31, 2027 (Alamo Quarry Market), and July 31, 2035 (Waikele Center), respectively.
(5)    For Michaels, 22,969 and 23,881 of leased square feet are set to expire on January 31, 2024 (Carmel Mountain Plaza) and February 29, 2028 (Alamo Quarry Market), respectively.

Third Quarter 2021 Supplemental Information	Page

APPENDIX

Third Quarter 2021 Supplemental Information	Page

GLOSSARY OF TERMS

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA): EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA for the three and nine months ended September 30, 2021 and 2020 is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income	$12,895	$6,490	$26,115	$31,800
Depreciation and amortization	30,680	26,914	85,827	80,869
Interest expense	14,722	13,302	43,589	40,105
Interest income	(98)	(32)	(272)	(415)
Income tax expense	150	12	451	127
EBITDA	$58,349	$46,686	$155,710	$152,486

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that begins with EBITDA and includes adjustments for certain items that we believe are not representative of ongoing operating performance. Specifically, we include an early extinguishment of debt adjustment and pro forma adjustment to reflect a full period of NOI on the operating properties we acquire during the quarter, to assume all transactions occurred at the beginning of the quarter. We use Adjusted EBITDA as a supplemental performance measure because we believe these items create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
EBITDA	$58,349	$46,686	$155,710	$152,486
Pro forma adjustments	—	—	—	—
Early extinguishment of debt	—	—	4,271	—
Adjusted EBITDA	$58,349	$46,686	$159,981	$152,486

Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre): EBITDAre is a supplemental non-GAAP measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (NAREIT) defines EBITDAre as follows: net income or loss, computed in accordance with GAAP plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate including gain or loss on change of control, impairments of real estate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates, if any. EBITDAre is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three and nine months ended September 30, 2021 and 2020 is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income	$12,895	$6,490	$26,115	$31,800
Depreciation and amortization	30,680	26,914	85,827	80,869
Interest expense	14,722	13,302	43,589	40,105
Interest income	(98)	(32)	(272)	(415)
Income tax expense	150	12	451	127
EBITDAre	$58,349	$46,686	$155,710	152,486

Third Quarter 2021 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as follows: net income, computed in accordance with GAAP plus depreciation and amortization of real estate assets and excluding extraordinary items, gains and losses on sale of real estate and impairment losses. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Funds Available for Distribution (FAD): FAD is a supplemental measure of our liquidity. We compute FAD by subtracting from FFO As Adjusted tenant improvements, leasing commissions and maintenance capital expenditures, eliminating the net effect of straight-line rents, amortization of above (below) market rents for acquisition properties, the effects of other lease intangibles, adding noncash amortization of deferred financing costs and debt fair value adjustments, adding noncash compensation expense, and adding (subtracting) unrealized losses (gains) on marketable securities. FAD provides an additional perspective on our ability to fund cash needs and make distributions by adjusting FFO for the impact of certain cash and noncash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating FAD and, accordingly, our FAD may not be comparable to other REITs.

Net Operating Income (NOI): We define NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance). NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expense, other nonproperty income and losses, gains and losses from property dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. However, NOI should not be viewed as an alternative measure of our financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of NOI to net income	2021	2020	2021	2020
Total NOI	$65,176	$53,675	$180,555	$172,972
General and administrative	(6,827)	(6,438)	(20,574)	(19,937)
Depreciation and amortization	(30,680)	(26,914)	(85,827)	(80,869)
Operating Income	$27,669	$20,323	$74,154	$72,166
Interest expense	(14,722)	(13,302)	(43,589)	(40,105)
Early extinguishment of debt	—	—	(4,271)	—
Other income (expense), net	(52)	(531)	(179)	(261)
Net income	$12,895	$6,490	$26,115	$31,800
Net income attributable to restricted shares	(145)	(87)	(417)	(260)
Net income attributable to unitholders in the Operating Partnership	(2,709)	(1,365)	(5,459)	(6,778)
Net income attributable to American Assets Trust, Inc. stockholders	$10,041	$5,038	$20,239	$24,762

Overall Portfolio: Includes all operating properties owned by us as of September 30, 2021.

Third Quarter 2021 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Cash NOI: We define cash NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance), adjusted for non-cash revenue and operating expense items such as straight-line rent, net change in lease receivables, amortization of lease intangibles, amortization of lease incentives and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, interest expense, other non-property income and losses, acquisition-related expense, gains and losses from property dispositions, extraordinary items, tenant improvements, and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, our cash NOI may not be comparable to the cash NOIs of other REITs. We believe cash NOI provides useful information to investors regarding the company's financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the company's properties as this measure is not affected by (1) the non-cash revenue and expense recognition items, (2) the cost of funds of the property owner, (3) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP or (4) general and administrative expenses and other gains and losses that are specific to the property owner. We believe the exclusion of these items from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the company's properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the company's properties but does not measure the company's performance as a whole. Cash NOI is therefore not a substitute for net income as computed in accordance with GAAP. A Reconciliation of Total Cash NOI to Operating Income is presented below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of Total Cash NOI to Net Income	2021	2020	2021	2020
Total Cash NOI	$59,966	$50,103	$168,478	$152,041
Non-cash revenue and other operating expenses (1)	5,210	3,572	12,077	20,931
General and administrative	(6,827)	(6,438)	(20,574)	(19,937)
Depreciation and amortization	(30,680)	(26,914)	(85,827)	(80,869)
Operating income	$27,669	$20,323	$74,154	$72,166
Interest expense	(14,722)	(13,302)	(43,589)	(40,105)
Early extinguishment of debt	—	—	(4,271)	—
Other income (expense), net	(52)	(531)	(179)	(261)
Net income	$12,895	$6,490	$26,115	$31,800
(1)    Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles, net change in lease receivables, and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

Third Quarter 2021 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Same-Store Cash NOI Comparison with Redevelopment: As noted below in the definition of Same-Store, Non-Same Store and Redevelopment Same-Store, information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. Redevelopment same-store is considered by management to be an important measure because it assists in eliminating disparities due to the redevelopment of properties during the particular period presented, and thus provides a more consistent performance measure for the comparison of the company's stabilized and redevelopment properties, as applicable. Additionally, redevelopment same-store is considered by management to be an important measure because it assists in evaluating the timing of the start and stabilization of our redevelopment opportunities and the impact that these redevelopments have in enhancing our operating performance. We present Same-Store Cash NOI Comparison with Redevelopment using cash NOI to evaluate and compare the operating performance of the company's properties, as defined above. A reconciliation of Same-Store Cash NOI Comparison with Redevelopment on a cash basis to operating income is presented below:

	Three Months Ended (1)		Nine Months Ended (1)
	September 30,		September 30,
Reconciliation of Same-Store Cash NOI Comparison with Redevelopment to Operating Income	2021	2020	2021	2020
Same-Store Cash NOI	$53,734	$47,031	$155,931	$143,102
Redevelopment Cash NOI (2)	(102)	(79)	5	(377)
Same-Store Cash NOI with Redevelopment	53,632	46,952	155,936	142,725
Tenant improvement reimbursements	(24)	2,264	267	5,263
Total Same-Store Cash NOI with Redevelopment	$53,608	$49,216	$156,203	$147,988
Non-Same Store Cash NOI	6,358	887	12,275	4,053
Total Cash NOI	$59,966	$50,103	$168,478	$152,041
Non-cash revenue and other operating expenses (3)	5,210	3,572	12,077	20,931
General and administrative	(6,827)	(6,438)	(20,574)	(19,937)
Depreciation and amortization	(30,680)	(26,914)	(85,827)	(80,869)
Operating income	$27,669	$20,323	$74,154	$72,166
Interest expense	(14,722)	(13,302)	(43,589)	(40,105)
Early extinguishment of debt			(4,271)	—
Other income (expense), net	(52)	(531)	(179)	(261)
Net income	$12,895	$6,490	$26,115	$31,800
(1)    Same-store excludes (i) One Beach Street, due to significant redevelopment activity; (ii) Waikiki Beach Walk - Embassy Suites™ and Waikiki Beach Walk - Retail, due to significant spalling repair activity; (iii) Eastgate Office Park which was acquired on July 7, 2021; (iv) Corporate Campus East III which was acquired on September 10, 2021 and (v) land held for development.
(2)    Redevelopment property refers to One Beach Street, and Lloyd Portfolio - Land.
(3)    Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles, net change in lease receivables, lease termination fees at Carmel Mountain Plaza, and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

Third Quarter 2021 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Same-Store Portfolio, Non-Same Store Portfolio and Redevelopment Same-Store: Information provided on a same-store basis includes the results of properties that we owned and operated for the entirety of both periods being compared except for properties for which significant redevelopment or expansion occurred during either of the periods being compared, properties under development, properties classified as held for development and properties classified as discontinued operations. Information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods

Third Quarter 2021 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

being compared. The following table shows the properties included in the same-store, non-same store and redevelopment same-store portfolio for the comparative periods presented.

	Comparison of Three Months Ended			Comparison of Nine Months Ended
	September 30, 2021 to 2020			September 30, 2021 to 2020
	Same-Store	Non Same-Store	Redevelopment Same-Store	Same-Store	Non Same-Store	Redevelopment Same-Store
Office Properties
La Jolla Commons	X		X	X
Torrey Reserve Campus	X		X	X		X
Torrey Point	X		X	X		X
Solana Crossing (formerly Solana Beach Corporate Centre)	X		X	X		X
The Landmark at One Market	X		X	X		X
One Beach Street		X	X		X	X
First & Main	X		X	X		X
Lloyd Portfolio	X		X	X		X
City Center Bellevue	X		X	X		X
Eastgate Office Park		X			X
Corporate Campus East III		X			X
Retail Properties
Carmel Country Plaza	X		X	X		X
Carmel Mountain Plaza	X		X	X		X
South Bay Marketplace	X		X	X		X
Gateway Marketplace	X		X	X		X
Lomas Santa Fe Plaza	X		X	X		X
Solana Beach Towne Centre	X		X	X		X
Del Monte Center	X		X	X		X
Geary Marketplace	X		X	X		X
The Shops at Kalakaua	X		X	X		X
Waikele Center	X		X	X		X
Alamo Quarry Market	X		X	X		X
Hassalo on Eighth - Retail	X		X	X		X
Multifamily Properties
Loma Palisades	X		X	X		X
Imperial Beach Gardens	X		X	X		X
Mariner's Point	X		X	X		X
Santa Fe Park RV Resort	X		X	X		X
Pacific Ridge Apartments	X		X	X		X
Hassalo on Eighth	X		X	X		X
Mixed-Use Properties
Waikiki Beach Walk - Retail		X			X
Waikiki Beach Walk - Embassy Suites™		X			X
Development Properties
La Jolla Commons - Land		X			X
Solana Crossing - Land		X			X
Lloyd Portfolio - Land		X	X		X	X

Third Quarter 2021 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators, new entrances, etc.) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.

Third Quarter 2021 Supplemental Information	Page